Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) dated as of October 5, 2018, is by and among KemPharm, Inc., a Delaware corporation (the “Borrower”), Deerfield Private Design Fund III, L.P. (“DPDF”) and Deerfield Special Situations Fund, L.P. (“DSS” and, together with DPDF, the “Purchasers”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Indenture, dated as of February 9, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

RECITALS:

A. The Purchasers own an aggregate of $75,000,000 principal amount of the Borrower’s 5.50% Senior Convertible Notes due 2021 (the “Notes”).

B. The Board of Directors of the Borrower has authorized the creation of a new series of Preferred Stock denominated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”) with the preferences, rights and limitations described in the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designation”).

B. Pursuant to this Agreement (and subject to the terms and conditions hereof), the Purchasers will exchange an aggregate of $9,577,000 of the principal amount of Notes (the “Exchanged Securities”) for the number of shares of Series A Preferred Stock set forth on Schedule 1 hereto (the “Exchange Shares”) which Exchange Shares shall be convertible from time to time by the holder thereof, into shares of Common Stock, par value $0.0001 per share (“Common Stock”) of the Borrower (the “Conversion Shares”).

C. The parties intend that the foregoing amendments and exchange of a portion of the Notes for Series A Preferred Stock are part of, and pursuant to, a Plan of Recapitalization and Reorganization of the Borrower described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

EXCHANGE

Section 1.01. Exchange. Subject to the terms and conditions hereof, each Purchaser hereby agrees to exchange the Exchanged Securities for the issuance by the Borrower to such Purchaser of the Exchange Shares (the “Exchange”), as follows:

(a) Issuance of Shares. Pursuant to the Exchange, the Exchanged Securities shall be exchanged for the number of Exchange Shares as set forth on Schedule 1 hereto.

Section 1.02. Settlement.

(a) Upon effectiveness of the Exchange, which shall occur at or prior to 10:00 a.m. (New York time) on October 5, 2018, or such other date and time as the parties hereto may mutually agree (subject to satisfaction (or waiver by the Purchasers) of the conditions set forth in Article V hereto), (i) the Purchasers shall assign and transfer all right, title and interest in and to its Exchanged Securities to the Borrower, and deliver or cause to be delivered the Exchanged Securities to U.S. Bank National Association, as Trustee for the Notes (“Trustee”), by book-entry transfer through the facilities of The Depositary Trust Company from the account(s) of the Purchasers, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”) together with any customary documents of conveyance or transfer that the Borrower or Trustee may reasonably deem necessary or desirable to transfer to and confer in the Borrower all right, title and interest in and to the Exchanged Securities; and (ii) the Borrower shall deliver to each Purchaser a certificate, duly executed on behalf of the Borrower and not bearing any restrictive legend, representing the number of Exchange Shares set forth across from such Purchaser’s name on Schedule 1 hereto.

(b) Upon the consummation of the Exchange, (i) each Purchaser shall be deemed for all corporate purposes to have become the legal, beneficial and record holder of the Exchange Shares; and (ii) the aggregate principal amount of the Exchanged Securities shall be deemed cancelled.

(c) The parties acknowledge and agree that accrued and unpaid interest due to the Purchasers on the Exchanged Securities on the date hereof is $95,104.93 in the aggregate (the “Accrued Interest”) and shall be paid in cash to the Purchasers as reflected on Schedule I on the date of the Exchange. For the avoidance of doubt, this Agreement does not affect any Notes not exchanged pursuant to this Agreement.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Borrower as of the date of this Agreement as follows:

(a) Organization and Good Standing. Such Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. Such Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of each of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser and no further action is required in connection herewith or therewith.

(c) Valid and Binding Agreement. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) Non-Contravention. The execution and delivery of this Agreement by such Purchaser and the performance by such Purchaser of its obligations hereunder, does not and will not (i) violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject, or by which any of such Purchaser’s Notes is bound or affected except, in each instance of clauses (i) and (ii) hereof, where such violation or conflict would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the ability of such Purchaser to timely perform its obligations under this Agreement or the Certificate of Designation.

(e) Exemption. Such Purchaser has held such Purchaser’s Notes of record and beneficially for a period of at least one (1) year for purposes of Rule 144 under the Securities Act and is not, and during the three-month period prior to the date hereof has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower. Such Purchaser understands that the Exchange Shares and the Conversion Shares are being offered, sold, issued and delivered to it in reliance upon specific exemptions from registration or qualification under federal and applicable state securities laws.

(f) Ownership of the Notes. Such Purchaser is the record and beneficial owner of, and has good and valid title to, such Purchaser’s Exchanged Securities, free and clear of all Liens, and has full power to dispose thereof and to exercise all rights thereunder (other than as restricted by this Agreement or the Indenture (as defined below) and other than pledges or security interests that such Purchaser may have created in favor of a prime broker under and in accordance with its prime brokerage account with such broker), without the consent or approval of, or any other action on the part of, any other Person. Other than the transactions contemplated by this Agreement, there is no outstanding contract, vote, plan, pending proposal or other right of any Person to acquire such Purchaser’s Notes or any portion thereof. Such Purchaser has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Securities or its rights in its Exchanged Securities, or (b) except, as would not materially and adversely affect the ability of such Purchaser to consummate the transactions contemplated hereby, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Securities. Upon such Purchaser’s delivery of its Exchanged Securities to the Borrower pursuant to the Exchange, such Exchanged Securities shall be free and clear of all Liens created by such Purchaser.

(g) Accredited Investor/Qualified Institutional Buyer. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Such Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act. Such Purchaser understands the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Exchange Shares.

(h) Information. Such Purchaser acknowledges and agrees that (i) such Purchaser has had the opportunity to review the Borrower’s SEC Reports (as defined below) and this Agreement (including the exhibits hereto), (ii) such Purchaser has had an opportunity to submit questions to the Borrower concerning the Borrower, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, and has all information that it considers necessary in making an informed investment decision, (iii) such Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange. Notwithstanding anything to the contrary contained herein, the rights and remedies available to such Purchaser, neither any such review nor any due diligence investigation conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or otherwise affect such Purchaser’s right to rely on the representations and warranties of the Borrower contained in this Agreement.

(i) No Illegal Transactions. Such Purchaser has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party (other than to its legal and other representatives) any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since August 29, 2018. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.1(i), subject to such Purchaser’s compliance with their respective obligations under the U.S. federal securities laws and such Purchaser’s respective internal policies, (a) such “Purchaser” shall not be deemed to include any employees, subsidiaries or affiliates of such Purchaser that are effectively walled off by appropriate information barriers approved by such Purchaser’s respective legal or compliance department (and thus have not been privy to any information concerning the Exchange), and (b) the foregoing representations and covenants of this Section 2.01(i) shall not apply to any transaction by or on behalf of an account of such Purchaser that was effected without the advice or participation of, or such account’s receipt of information regarding the Exchange provided by, such Purchaser.

Section 2.02. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Purchasers as of the date of this Agreement as follows:

(a) Organization and Good Standing. The Borrower is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) Authority. The Borrower has the requisite corporate power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Borrower and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Borrower, and no further action of the Borrower, its board of directors, managers, members or stockholders, as applicable, is required in connection herewith or therewith.

(c) Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with any governmental authority or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in accordance with the terms hereof or thereof, other than filing the Certificate of Designation with the Secretary of State of the State of Delaware and filing the 8-K Filing (as defined below) with the U.S. Securities and Exchange Commission (the “Commission”).

(d) Valid and Binding Agreement. This Agreement has been duly executed and delivered by the Borrower, and constitutes and, upon the filing thereof the Certificate of Designation, the Exchange Shares will constitute, the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(e) Non-Contravention. The execution and delivery of this Agreement by the Borrower and the performance by the Borrower of its obligations hereunder and under the Certificate of Designation do not (i) violate any provision of the Borrower’s organizational documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject, or by which any property or asset of the Borrower is bound or affected, (iii) require any permit, authorization, consent, approval, exemption or other action by, notice to or filing with, any court or other federal, state, local or other governmental authority or other Person, other than filing the Certificate of Designation with the Secretary of State of the State of Delaware and filing the 8-K Filing with the Commission, (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which the Borrower is a party or by which any of its properties or assets are bound, other than the Indenture, (v) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, the Indenture, or (vi) result in the creation or imposition of any Lien on any part of the properties or assets of the Borrower, except, in each instance of clauses (ii), (iii), (iv) and (vi) hereof, where such violation, conflict, breach, default or Lien would not reasonably be expected, individually or in the aggregate, to result in a material adverse effect on the business, operations, results of operations, condition (financial or otherwise) or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any provision of this Agreement or the Certificate of Designation, (c) the ability of the Borrower to timely perform its obligations under this Agreement or the Certificate of Designation, or (d) the rights and remedies of the Purchasers under this Agreement or the Certificate of Designation. No Event of Default (as defined in the Indenture) under the Indenture exists as of the date hereof.

(f) Issuance of Exchange Shares. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Conversion Shares issuable upon conversion of the Exchange Shares, subject to the Beneficial Ownership Limitation (as defined in the Certificate of Designation), are duly authorized and, when issued in accordance with the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower, and will not be issued in violation of, or subject to, any preemptive or similar rights of any person. The Borrower has reserved from its duly authorized capital stock 3,192,334 shares of Common Stock for issuance hereafter upon conversion of the Exchange Shares, free and clear of preemptive or similar rights.

(g) SEC Reports; Nasdaq. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower is not in violation of the requirements of the Nasdaq Global Market (“Nasdaq”) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of trading of the Common Stock in the foreseeable future.

(h) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower or any of its affiliates or representatives to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.2(h) that may be due in connection with the transactions contemplated hereby.

(i) Exemption from Registration. No registration under the Securities Act or any state securities laws is required for the offer and issuance of the Exchange Shares by the Borrower to the Purchasers as contemplated hereby or for the offer and issuance of the Conversion Shares by the Borrower to the Purchasers as contemplated hereby and by the Certificate of Designation. The amendments and transactions contemplated hereby, including the issuance and sale of the Exchange Shares hereunder and the issuance and sale of the Conversion Shares pursuant to the terms of the Certificate of Designation do not contravene, or require stockholder approval pursuant to, the rules and regulations of Nasdaq. Assuming the Purchaser to which Exchange

Shares or Conversion Shares are to be issued is not as of the date of issuance, and for a period of three (3) months prior to the date of issuance has not been, an “affiliate” (as such term is used in Rule 144 under the Securities Act) of the Borrower (which the Borrower shall assume (and the applicable Purchaser shall be deemed to represent) unless such Purchaser has otherwise advised the Borrower in writing) and in reliance on such Purchaser’s representations contained in Section 2.01(e) hereof, the Conversion Shares and the Exchange Shares will be freely tradeable by such Purchaser without restriction or limitation (including volume limitation), pursuant to Rule 144 under the Securities Act, and will not contain or be subject to any legend or stop transfer instructions restricting the sale or transferability thereof.

(j) No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made, or will make, any offers or sales of any security or solicited, or will solicit, any offers to buy any security, under circumstances that would cause this offering and issuance of the Exchange Shares or the offering and issuance of any of the Conversion Shares to be integrated with prior offerings by the Borrower (i) for purposes of the Securities Act and which would require the registration of any such securities under the Securities Act, or (ii) for purposes of any applicable stockholder approval provisions of Nasdaq and which would require stockholder approval for the issuance of any Exchange Shares or Conversion Shares.

(k) No Unlawful Payments. Neither the Borrower, to the knowledge of the Borrower, nor any of its directors or officers or any employee, agent, affiliate, representative of or other person associated with or acting on behalf of the Borrower, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (d) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(l) Compliance with Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with all financial recordkeeping and reporting requirements applicable to the Borrower, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, and the money laundering and any related or similar laws of all jurisdictions in which the Borrower conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental authority involving the Borrower with respect to the Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(m) OFAC. The Borrower is not (a) a country, the government of a country, or an agency of the government of a country, (b) an organization directly or indirectly controlled by a country or its government, or (c) a person resident in or determined to be resident in a country, in each case, that is subject to a comprehensive country sanctions program administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Borrower is not a person named on the list of Specially Designated Nationals maintained by OFAC.

(n) Application of Takeover Protections. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable the Borrower’s issuance of the Exchange Shares and Conversion Shares and the Purchasers’ ownership of such securities from the provisions of any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the organizational documents of the Borrower or the laws of the state of its incorporation which is applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of Exchange Shares and Conversion Shares and the Purchasers’ ownership of such securities.

(o) Underwritten Offering. The Borrower has entered into the Underwriting Agreement (as defined below) for purposes of effecting the Offering (as defined below) on the Offering Terms (as defined below), and does not expect that the closing of the transactions contemplated thereby will be prevented or materially delayed, and is not aware of facts or circumstances that would reasonably be expected to prevent or materially delay such closing.

ARTICLE III.

COVENANTS

Section 3.01. Reservation of Shares. On and after the date hereof, the Borrower shall at all times reserve and keep available, free of preemptive or similar rights, a sufficient number of shares of Common Stock for the purpose of enabling the Borrower to issue Conversion Shares pursuant to the Certificate of Designation (without regard to the Beneficial Ownership Limitation).

Section 3.02. Blue Sky Filings. The Borrower shall take such action as is necessary in order to obtain an exemption for, or to qualify the Exchange Shares and the Conversion Shares for, issuance and sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any of the Purchasers.

Section 3.03. Listing. The Borrower has submitted an application for the listing of the Conversion Shares on Nasdaq and will use its commercially reasonable efforts to secure such listing. For so long as any Notes remain outstanding, the Borrower shall use commercially reasonable efforts to maintain the Common Stock’s listing on Nasdaq. The Borrower shall not take any action which would be reasonably expected to result in the delisting or suspension of trading the Common Stock on Nasdaq. The Borrower shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.03.

Section 3.04. Disclosure; Confidentiality.

(a) On October 4, 2018, the Borrower filed with the Commission a preliminary prospectus supplement, dated October 4, 2018 (the “Prospectus Supplement”), which supplements the prospectus, dated October 17, 2016 (including the documents incorporated by reference therein, the “Base Prospectus” and, together with the Prospectus Supplement, the “Preliminary Prospectus”), forming a part of the Registration Statement on Form S-3 (File No. 333-213926) filed by the Borrower with the Commission on October 3, 2016 and declared effective by the Commission on October 17, 2016. As of the date hereof, the Borrower has entered into the underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets referred to in the Prospectus Supplement, in connection with which the Borrower is offering and selling 8,333,334 shares of its Common Stock (plus up to an additional 1,250,000 shares of its Common Stock to cover overallotments) at a public offering price of $3.00 per share (the “Offering” and the foregoing terms thereof, the “Offering Terms”). The Preliminary Prospectus, as of its date and as of the date hereof does not, and as of the effectiveness of the Exchange the Preliminary Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) In the Prospectus Supplement, the Borrower represents and warrants that it has disclosed all material, non-public information (if any) provided or made available to any Purchaser (or any Purchaser’s agents or representatives) by Borrower or any of its respective officers, directors, employees, affiliates or agents in connection with the transactions contemplated by this Agreement, the Offering or otherwise on or prior to the date hereof, including with respect to any actual, proposed or contemplated transaction involving the Borrower, any subsidiary of the Borrower and/or any third party, other than the Pricing Information (as defined below).

(c) On or before 9:30 a.m., New York time, on October 5, 2018, the Borrower shall issue a press release (through a recognized channel of distribution for the Borrower) announcing the completion of the Offering and the anticipated consummation of the transactions contemplated hereby, and disclosing the number of Exchange Shares to be issued hereunder, the Conversion Price (as defined in the Certificate of Designation) for the Series A Preferred Stock, the aggregate number of Exchange Shares initially issuable upon conversion of the Exchange Shares and any material information relating to the Offering (including the number of shares being offered and the public offering price) omitted from the Preliminary Prospectus (the “Pricing Information”) (the “Announcing Press Release”). On or before 10:00 a.m., New York time, on October 5, 2018, the Borrower shall file a Current Report on Form 8-K (the “8-K Filing”) describing all the material terms of the transactions contemplated by this Agreement and attaching this Agreement, the Certificate Designation and the Announcing Press Release.

(d) Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true,         , the Borrower expressly acknowledges and agrees that, from and after the issuance of the Announcing Press Release, no Purchaser shall have (unless expressly agreed to by a particular Purchaser in a written definitive and binding agreement executed by the Borrower and such particular Purchaser or customary oral (confirmed by e-mail) “wall-cross” agreement (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information regarding the Borrower.

(e) Notwithstanding anything to the contrary herein, in the Facility Agreement (as defined below), in any Transaction Document (as defined in the Facility Agreement) or in any other agreement entered into on or before the date hereof, in the event that the Borrower believes that a notice or communication to any of DPDF, DSS or to any officer, partner, employee or Affiliate (as defined in the Certificate of Designation) of any of DPDF or DSS (collectively with DPDF and DSS, the “Deerfield Parties”) or any other information that may be provided by or on behalf of the Borrower or any of its subsidiaries to any of the Deerfield Parties contains material, nonpublic information relating to the Borrower, any of its subsidiaries or Affiliates or any of their respective property, assets, securities or businesses, the Borrower shall so indicate to the applicable Deerfield Party contemporaneously with delivery of such notice, communication or information, and such indication shall provide such Deerfield Party the means to refuse to receive such notice or communication; and in the absence of any such indication, the Deerfield Party (and any other Deerfield Parties related thereto) shall be allowed to presume that all matters relating to such notice, communication or information do not constitute material, nonpublic information relating to the Borrower, any of its subsidiaries or its Affiliates or any of their respective property, assets, securities or businesses.

(f) No Deerfield Party shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities on the basis of, any material nonpublic information regarding the Borrower, any of its subsidiaries or Affiliates or any of their respective property, assets, securities or businesses provided by, or on behalf of, the Borrower, any of its subsidiaries, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives or agents, in violation of any of the covenants set forth in this Section 3.04 or that is otherwise possessed (or continued to be possessed) by any Deerfield Party as a result of a breach of any of the covenants set forth in this Section 3.04.

(g) DPDF and the Borrower hereby agree that Section 6.14 of that certain Facility Agreement, dated as of June 2, 2014, between the Borrower and DPDF, as the same may be amended, modified or supplemented from time to time, shall be deemed amended by the foregoing Sections 3.04(e) and (f).

Section 3.05. Taxes. The Borrower shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement.

Section 3.06. Tax Treatment. The parties intend and agree that the exchanges of a portion of the Notes for Exchange Shares described herein are part of and pursuant to a Plan of Recapitalization and Reorganization of the Borrower described in Section 368(a)(1)(E) of the Code, and shall report the transactions for federal, state and local income tax purposes in accordance therewith unless otherwise required by applicable law.

Section 3.07. Fees and Expenses. The Borrower shall promptly reimburse the Purchasers for all of their reasonable out-of-pocket, costs, fees and expenses, including legal fees and expenses, incurred in connection with the negotiation and drafting of this Agreement and the consummation of the transactions contemplated hereby, up to a maximum of $25,000 for all such expenses.

ARTICLE IV.

ACKNOWLEDMENT OF THE BORROWER

Section 4.01. The Borrower irrevocably and unconditionally acknowledges, affirms and covenants to each Purchaser that:

(a) such Purchaser is not in default under the Indenture and has not otherwise breached any obligations to the Borrower; and

(b) there are no offsets, counterclaims or defenses to the obligations under the Indenture as of the date hereof, including the liabilities and obligations of the Borrower under the Notes or the rights, remedies or powers of such Purchaser in respect of any of the obligations under the Indenture, and the Borrower agrees not to interpose (and each does hereby waive and release) any such defense, set off or counterclaim in any action brought by such Purchaser with respect thereto.

ARTICLE V.

CONDITIONS PRECEDENT.

Section 5.01. Conditions Precedent. The effectiveness of this Agreement and the Exchange is subject to the following conditions precedent:

(a) Delivery of Documents. The Borrower and the Purchasers shall each have executed and delivered this Agreement.

(b) Performance: No Default. The representations and warranties of the Borrower and Purchasers contained herein shall be true and correct, and the Borrower and Purchasers shall have performed and complied with all agreements and conditions contained in this Agreement to be performed by or complied with by the Borrower or Purchasers, as applicable, prior to the date hereof in all respects.

(c) The custodian designated by the Purchasers shall have received stock certificates, registered in the name of such Purchasers, evidencing the number of shares of Series A Preferred Stock issuable hereunder to such Purchasers.

(d) The Purchasers shall have received evidence satisfactory to the Purchasers that the Certificate of Designation has been filed with the Secretary of State of the State of Delaware and has become effective.

(e) The Purchasers (or their counsel) shall have received customary legal opinions from Cooley LLP, as counsel to the Borrower.

(f) The Purchasers shall have received the Accrued Interest.

ARTICLE VI.

MISCELLANEOUS

Section 6.01. Entire Agreement. This Agreement constitute the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, among the Purchasers and the Borrower with respect to the subject matter hereof.

Section 6.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and (i) prior to the effectiveness of the Exchange, the Purchasers holding Exchanged Securities representing a majority of the outstanding principal amount of all Exchanged Securities and (ii) following the effectiveness of the Exchange, the Purchasers holding a majority of the Exchange Shares issued hereunder. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of the Purchasers or the Borrower shall bind and inure to the benefit of their respective successors and permitted assigns. No party hereunder may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, except that a Purchaser may assign its rights hereunder to a permitted transferee of Exchange Shares or Conversion Shares.

Section 6.04 Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, overnight mail, international courier (confirmed by facsimile), electronic mail or facsimile to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party shall have designated by notice to the other parties.

If to the Borrower: KemPharm, Inc.

1180 Celebration Blvd.

Suite 103

Celebration, FL 34747

Fax: (321) 250-3698

E-mail: lclifton@kempharm.com

Attention: R. LaDuane Clifton, Chief Financial Officer

With a copy to (which shall not constitute notice hereunder):

Cooley LLP

1299 Pennsylvania Avenue, NW

Suite 700

Washington, DC 20004

Fax: (703) 456-8100

Email: bsiler@cooley.com

Attention: Brent Siler

If to DPDF or DSS:

Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor

New York, NY 10017 Fax: (212) 599-3075

Email: dclark@deerfield.com

Attn: David J. Clark

With a copy to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661-3693

Fax: (212) 940-8776

Email: mark.wood@kattenlaw.com

Attn: Mark Wood

Section 6.05 Applicable Law; Consent to Jurisdiction.

(a) As part of the consideration and mutual promises being exchanged and given in connection with this Agreement, the parties hereto agree that all claims, controversies and disputes of any kind or nature arising under or relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, including disputes relating to the negotiations for, inducements to enter into, or execution of, this Agreement, and disputes concerning the interpretation, enforceability, performance, breach, termination or validity of all or any portion of this Agreement shall be governed by the laws of the State of New York without regard to its choice or conflicts of laws principles.

(b) The parties hereto agree that all claims, controversies and disputes of any kind or nature relating in any way to the enforcement or interpretation of this Agreement or to the parties’ dealings, rights or obligations in connection herewith, shall be brought exclusively in the state and federal courts sitting in The City of New York, borough of Manhattan. With respect to any such claims, controversies or disputes, each of the Parties hereby irrevocably:

(i) submits itself and its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in any court or tribunal other than the aforesaid courts;

(ii) waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding (A) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 6.05, (B) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) to the fullest extent permitted by the applicable law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts; and

(iii) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND

ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.05.

Notwithstanding the foregoing in this Section 6.05, a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 6.06. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

Section 6.07. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.08. Specific Performance. The parties to this Agreement agree that irreparable damage would occur and that the parties to this Agreement would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without the necessity of posting bond or other security or showing actual damages, and this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.09. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 6.10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.11. Reservation of Rights. None of the Purchasers has hereby waived any of such Purchaser’s rights or remedies arising from any such breach or default or any right otherwise available under the Indenture or at law or in equity as to any of such Purchaser’s Notes that remain outstanding following the effectiveness of the Exchange. Each of the Purchasers expressly reserves all such rights and remedies. Notwithstanding anything else to the contrary herein, each Purchaser hereby agrees that the issuance of the Exchange Shares to such Purchaser satisfies in full any and all obligations of the Borrower under the Notes and Indenture as to the Exchanged Securities and such Purchaser’s remedies with regard to such Exchanged Securities shall be solely as described in this Agreement.

Section 6.12. Further Assurances. The parties hereby agree, from time to time, as and when reasonably requested by any other party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, stock powers and irrevocable transfer agent instructions, and to take or cause to be taken such further or other action, as any party may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 6.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 6.14. Interpretative Matters. Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first written above.

THE BORROWER:

KEMPHARM, INC.

By:	/s/ R. LaDuane Clifton
Name:	R. LaDuane Clifton
Title:	Chief Financial Officer

[Signature page to Exchange Agreement]

PURCHASERS:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., its General Partner
By:	J.E. Flynn Capital III , LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Mgmt, L.P., its General Partner
By:	J.E. Flynn Capital, LLC, its General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory

[Signature page to Exchange Agreement]

Schedule I

PURCHASER	Accrued Interest	Exchanged Securities (principal amount)	Exchange Shares	Conversion Shares underlying Exchange Shares
Deerfield Private Design Fund III, L.P.	$79,255.76	$7,981,000	7,981	2,660,334
Deerfield Special Situations Fund, L.P.	$15,849.17	$1,596,000	1,596	532,000
Total:	$95,104.93	$9,577,000	9,577	3,192,334

Exhibit A

Certificate of Designation

[Separately Provided]